EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e):    New or amended Registrant investment advisory contracts.

IVY NEXTSHARES

Amended and Restated Appendix A and Appendix B to the Investment Management Agreement, amended October 31, 2017, was filed with the Securities and Exchange Commission by EDGAR on October 27, 2017, in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Expense Reimbursement Agreement between Ivy Investment Management Company and Ivy NextShares on behalf of each series of the Trust, dated October 9, 2017, was filed with the Securities and Exchange Commission by EDGAR on October 27, 2017, in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, and is incorporated by reference herein.